Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form 10 of Real Brands, Inc. dated May 12, 2021 relating to our audits of the December 31, 2019 and December 31, 2020 consolidated financial statements, which report appears in the Prospectus that is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ L&L CPAs, PS
L&L CPAs, PA
Plantation, FL
June 18, 2021